EXHIBIT B

EXECUTIVE OFFICERS AND DIRECTORS

MONEYLINE NETWORKS, LLC

Board of Managers

Name	Principal Occupation	Name, Business and Address Where Employed
Lawrence Kinsella	Executive Vice President and Chief Financial Officer of Moneyline Telerate Holdings	Moneyline Telerate Holdings 233 Broadway New York, NY 10279

Alexander Russo	Executive Vice President, Corporate Development Moneyline Telerate Holdings	Moneyline Telerate Holdings 320 Park Avenue New York, NY 10022

David Walsh	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
Executive Officers

Name	Title

Alexander Russo	President

Lawrence Kinsella	Executive Vice President and Chief Financial Officer
Adam Ableman	Secretary

MONEYLINE TELERATE HOLDINGS

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
Bernard Battista	President Moneyline Telerate Holdings	Moneyline Telerate Holdings 233 Broadway New York, NY 10279

George Bobotis	Chairman Quick America	Quick America 2 Wall Street New York, NY 10005

Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

Daniel J. Selmonosky	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Richard W. Smith	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

David Walsh	Partner One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022
David Weinberg	Partner DLW Group	DLW Group 139 West 19th Street New York, NY 10011
Executive Officers

Name	Title

David Walsh	Chairman

Lawrence Kinsella	Executive Vice President and Chief Financial Officer

Alexander Russo	Executive Vice President Corporate Development

Christopher F. Feeney	Chief Executive Officer

Adam Ableman	Secretary

ONE EQUITY PARTNERS LLC

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President

Michael E. Brost	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

Investment Committee

Name	Title

James Dimon	Investment Committee Officer

Richard M. Cashin, Jr.	Investment Committee Officer

James S. Rubin	Investment Committee Officer

Charles W. Scharf	Investment Committee Officer

OEP HOLDING CORPORATION

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

James S. Rubin	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Daniel J. Selmonosky	Vice President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Executive Officers

Name	Title
Richard M. Cashin, Jr.	President

Michael E. Brost	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

BANK ONE INVESTMENT CORPORATION

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC New York, NY 10022 320 Park Avenue, 18th Floor

Executive Officers

Name	Title
Richard M. Cashin, Jr.	Chairman of the Board and President

Michael E. Brost	Senior Vice President and Assistant Treasurer

Constance T. Teska	Senior Vice President

Daniel J. Selmonosky	Managing Director

Cathy R. Williams	First Vice President

Brian A. Bessey	Vice President

Robert M. Grimm	Vice President

Lisa C. Martin	Vice President

James S. Rubin	Vice President

BANC ONE CAPITAL CORPORATION

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
Richard M. Cashin, Jr.	President One Equity Partners LLC	One Equity Partners LLC 320 Park Avenue, 18th Floor New York, NY 10022

Sarah L. McClelland	Executive Vice President Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Charles W. Scharf	Executive Vice President Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title
Charles W. Scharf	Chairman of the Board

Richard M. Cashin, Jr.	President

William P. Kusack, Jr.	Managing Director

Francisco J. Pereiro	Managing Director

Michael E. Brost	Senior Vice President and Assistant Treasurer

Mit C. Buchanan	Managing Director

Timothy A. Dugan	Managing Director

Stephen L. Eastwood	Senior Vice President

John M. Eber	Managing Director

James N. Eligator	Managing Director

Paul A. Gargula	Managing Director

Jeffery V. Holway	Managing Director

Norma J. Lauder	Senior Vice President

Patrick J. McCarthy	Managing Director

Burton E. McGillivray	Senior Vice President

Christie S. McNab	Managing Director

Maurice E. Moore	Managing Director

Jean F. Nagatani	Managing Director

Patrick J. Nash	Managing Director

Christine Stevens	Managing Director

Aloysius T. Stonitsch	Managing Director

Constance T. Teska	Senior Vice President

BANC ONE FINANCIAL CORPORATION

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
Randy A. White	Treasurer Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Heidi G. Miller	Executive Vice President and Chief Financial Officer	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

Executive Officers

Name	Title
Heidi G. Miller	Chairman and President

David H. Schabes	Senior Vice President

Randy A. White	Treasurer

BANK ONE CORPORATION

Directors
Name	Principal Occupation	Name, Business and Address Where Employed
James Dimon	Chairman of the Board and Chief Executive Officer Bank One Corporation	Bank One Corporation 1 Bank One Plaza Chicago, IL 60670

James S. Crown	General Partner Henry Crown and Company	Henry Crown and Company 222 North LaSalle Street Suite 2000 Chicago, IL 60601

John H. Bryan	Retired Chairman and Chief Executive Officer Sara Lee Corporation	Sara Lee Corporation Three First National Plaza Suite 4400 Chicago, IL 60602

Dr. Maureen A. Fay, O.P.	President University of Detroit Mercy	University of Detroit Mercy 4001 West McNichols Detroit, MI 48221

John R. Hall	Retired Chairman and Chief Executive Officer Ashland, Inc.	Ashland, Inc. 50 E. River Center Blvd. Covington, KY 41012

Laban P. Jackson, Jr.	Chairman and Chief Executive Officer Clear Creek Properties, Inc.	Clear Creek Properties, Inc. 2365 Harrodsburg Road, #B230 Lexington, KY 40504

John W. Kessler	Owner The John W. Kessler Company	The New Albany Company 6525 W. Campus Oval #100 New Albany, OH 43054

Richard A. Manoogian	Chairman and Chief Executive Officer Masco Corporation	Masco Corporation 21001 Van Born Road Taylor, MI 48180

David C. Novak	Chairman and Chief Executive Officer Yum! Brands, Inc.	1441 Gardiner Lane Louisville, KY 40213

John W. Rogers, Jr.	Chairman and Chief Executive Officer Ariel Capital Management, Inc.	Ariel Capital Management, Inc. 200 E. Randolph Street, Suite 2900 Chicago, IL 60601

Frederick P. Stratton, Jr.	Chairman Emeritus Briggs & Stratton Corporation	Briggs & Stratton Corporation 12301 W. Wirth Milwaukee, WI 53222

Stephen B. Burke	President Comcast Cable Communications, Inc.	1500 Market Street Philadelphia, PA 19102

Robert I. Lipp	Chairman and Chief Executive Officer Travelers Property Casualty Corp.	One Tower Square Hartford, CT 06183

Executive Officers

Name	Title
James Dimon	Chief Executive Officer

Austin A. Adams	Executive Vice President

Linda Bammann	Executive Vice President

James S. Boshart, III	Executive Vice President

William I. Campbell	Executive Vice President

Stephen Cerrone	Executive Vice President

David E. Donovan	Executive Vice President

Joan Guggenheimer	Executive Vice President

David J. Kundert	Executive Vice President

Jay Mandelbaum	Executive Vice President

Heidi G. Miller	Executive Vice President

Tyree B. Miller	Executive Vice President

Charles W. Scharf	Executive Vice President

Randy A. White	Treasurer